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                                                                   EXHIBIT 10.10
                              ACE*COMM CORPORATION

              AMENDED AND RESTATED STOCK OPTION PLAN FOR DIRECTORS

1.   Purpose

     The purpose of this Amended and Restated Stock Option Plan for Directors is to advance the interests of ACE*COMM Corporation by enhancing its ability to attract, retain and motivate members of its Board of Directors who are not employees of the company or any of its subsidiaries by providing for the grant of nonqualified stock options to such members.

2.   Definition

     For the purposes of this Plan, the following terms shall have the meanings ascribed to them below:

     2.1 "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

     2.2 "Fair Market Value" of a share of Stock of the Company for any purpose on a particular date shall be determined in a manner such as the Committee shall in good faith determine to be appropriate; provided, however, that if the Common Stock is publicly traded, then Fair Market Value shall mean the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; and provided further, that in the case of ISOs, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding




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trading day.  As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

     2.3  "Company" shall mean ACE*COMM Corporation, a Maryland corporation.

     2.4 "Common Stock" shall mean shares of the Company's common stock having a par value of $.01 per share, subject to adjustment pursuant to
          Section 9.

     2.5 "Effective Date" shall mean May 5, 1990, the day this Plan was approved by the Board of Directors; provided, however, that the shareholders holding a majority of the Company's outstanding Common Stock ratify the creation of the Plan at the Company's next regularly scheduled Shareholder meeting.

     2.6  "Option" shall mean any option granted under this Plan.

     2.7 "Option Agreement" shall mean the agreement executed by the Company and an Optionee pursuant to Section 5.5 of this Plan.

     2.8 "Option Price" shall mean the purchase price per share of Common Stock subject to an Option.

     2.9 "Optionee" shall mean any person to whom an Option has been granted under this Plan.

     2.10 "Plan" shall mean this Stock Option Plan for Directors, as amended from time to time.

     2.11 "Subsidiary" shall mean a corporation in which the Company owns, directly or indirectly, shares of stock representing 50% or more of the outstanding voting power of all classes of stock of such corporation, at the time of the granting of an Option under this Plan.

3    Participation

     Each member of the Board of the Company who (i) is not an employee of either the Company or any of its Subsidiaries (a "Non-Employee Director") and (ii) is designated to participate under the Plan by the Chairman of the Board of the Company shall receive an Option in accordance with Section 5 below.

4.   Shares Subject to Plan

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     The stock subject to Options granted under this Plan shall be shares of the authorized but unissued shares of Common Stock. The aggregate number of shares of Common Stock which may be issued under the Plan pursuant to the exercise of Options may not exceed 200,000 shares, subject to adjustment as provided in Section 9. In the event that any outstanding Options expire or terminate for any reason, without having been exercised in full, the shares of Common Stock allocable to such unexercised portion shall become available for issuance under other Options under this Plan.

5.   Stock Option Grants

     5.1 Option Shares and Date of Grant. The Company shall grant to each Non-Employee Director:

              (1) in the case of a Non-Employee Director who is elected (or re-elected) to serve as a Director on or after the Effective Date, an Option to purchase 4,500 shares of Common Stock, multiplied by the number of years for which such Director has then been elected to serve, which Option shall be granted as of the commencement of the term for which such NonEmployee Director has then been elected; and

              (2) in the case of a Non-Employee Director who commenced his or her term of office prior to the Effective Date, but who is a Non-Employee Director as of the Effective Date, an Option to purchase 4,500 shares of Common Stock, multiplied by the number of years which remain in such Director's term of office as of the Effective Date, which Option shall be granted on the Effective Date.

          For the purposes of this Section 5.1, the number of years in a Director's term of office shall be rounded to the nearest whole number of years.

     5.2 Option Price. The Option Price shall be equal to the fair market value per share of the Common Stock at the date of grant of the Option.

     5.3 Vesting. Each Option shall be and become exercisable in equal installments of 4,500 shares of Common Stock each upon each successive anniversary of the date on which such Option was granted (the "Vesting Date"), provided that: (i) the Optionee still serves as a Director on such Vesting Date; or (ii) in the event of the expiration or termination of the Optionee's term of office (other than by reason of his or her removal for cause) within 45 days prior to such Vesting Date, such Optionee has served as a Director for at least twelve consecutive months as of the date of the expiration or termination of his or her term of office. All or any part of an exercisable, but unexercised, installment shall be exercisable at any time thereafter, except to the extent the Option has terminated or expired.

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     5.4  Expiration.  Each Option shall expire and terminate, to the extent not then exercised, upon the earliest of:

          (1) the expiration of five years following the date of grant of such Option; or

          (2) the expiration of six months following the Optionee's death, resignation, or removal as a Director for any reason other than for cause; or

          (3)  the removal of the Optionee as a Director for cause.

     5.5 Option Agreement. Promptly after the grant of an Option, the Company and the Optionee shall execute an Option Agreement which incorporates the terms of this Plan and specifies: (i) the Option Price; (ii) the number of shares of Common Stock covered by the Option; and (iii) the other terms and conditions of the Option and its exercise consistent with the terms of this Plan.

6.   Manner of Exercise

     6.1 Manner. To exercise an Option in whole or in part, the Optionee shall give written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares as to which the Option is being exercised, accompanied by payment in full of the Option Price for such shares in cash. Not less than 500 shares may be purchased at any one time unless the number purchased is the total number purchasable under the Option.

     6.2 Preconditions to Exercise. An Option may not be exercised unless and until the Company has effected or obtained compliance with all laws and regulations applicable to the issuance of shares under the Option, including without limitation, federal and state tax and securities laws, to the Company's satisfaction.

7.   No Rights of Stockholder

     No Optionee shall have any of the rights of a stockholder with respect to the shares covered by his or her Option until such shares have been issued to him or her upon the due exercise of the Option.

8.   Non-Transferability of Options

     No Option shall be transferable otherwise than by will or the laws of descent and distribution.

9.   Stock Adjustment

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     9.1  Recapitalization.  In the event of a stock split, stock dividend, reclassification, reorganization, or other capital adjustment of shares of Common Stock of the Company, the number of shares of Common Stock covered by each outstanding Option, and the Option Price per share for each such Option, shall be proportionately adjusted without any change in the aggregate Option Price.

     9.2 Merger, Consolidation, Liquidation, or Dissolution. A merger or consolidation in which the Company is the successor and which does not result in any increase in the number of shares outstanding of Common Stock or any equity security convertible into Common Stock shall not affect the number of shares of Common Stock subject to an Option or the Option Price. If the Company sells all or substantially all of its assets, consolidates with another corporation, merges, or exchanges its shares in a transaction in which it is not the successor, or dissolves or liquidates, each outstanding Option shall terminate on the effective date of the sale, merger, consolidation, share exchange or dissolution, provided that each Optionee shall have the right immediately prior to such sale, consolidation, merger, share exchange, dissolution or liquidation to exercise his Option in whole or in part in accordance with the terms and conditions of this Plan.

     9.3  Limitation on Rights of Optionee.  Except as expressly provided in
          Section 9.1 or 9.2 hereof, an Optionee shall have no rights by reason of the issuance of (i) shares of Common Stock of the Company pursuant to this Plan, (ii) shares of preferred stock or Common Stock, (iii) any other security convertible into Common Stock, (ie) or any other equity security, including issuance pursuant to a plan of merger, consolidation, or statutory share exchange, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to an Option or the Option Price.

     9.4 Rights of Company. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes in its capital or business structure or to participate in a merger, consolidation, or share exchange with another corporation, or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.  Term of Plan

     Options may be granted pursuant to the Plan from time to time on or after the Effective Date and until July 26, 1998.

11.  Amendment of the Plan

     The Board may amend, revise, suspend or discontinue the Plan, from time to time, but no amendment may be made without approval of the stockholders, unless such approval is not required to comply with Rule 16b-3 of the Securities Exchange Commission, or any successor provision.

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12.  Withholding Taxes

     The Company shall have the right to deduct from any compensation or any other payment of any kind due Optionee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of an Option. In lieu of such deduction, the Company may require the Optionee to make a cash payment to the Company equal to the amount required to be withheld. In the event the Optionee does not make such payment when requested, the Company may refuse to issue any stock certificate pursuant to the exercise of any Option until arrangements satisfactory to the Company for such payment have been made.

13.  Miscellaneous

     13.1 Gender. As used herein the masculine gender shall include the feminine as the identity of an Optionee may require.

     13.2 Governing Law. This Plan shall be governed by and construed in accordance with the internal substantive laws of the State of Maryland, without regard to its conflict of laws rules or principles.

     13.3 Headings. The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

     13.4 Notices. All notices and other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or to the Company at the principal office of the Company.


                                        AMENDED AS OF AUGUST 6, 1996

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